Exhibit 10.22

UNCONDITIONAL GUARANTY

OF PAYMENT AND PERFORMANCE

THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) is made as of May 16, 2007, by SUPERTEL HOSPITALITY, INC., a Virginia corporation (“Guarantor”), for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

1. For valuable consideration, the receipt of which is hereby acknowledged, Guarantor, unconditionally, absolutely and irrevocably guarantees and promises to pay to Lender, or order, any and all amounts, including, without limitation, principal and interest, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages, indemnity obligations and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Lender pursuant to the following agreements (collectively, the “Documents”):

A. Loan Agreement (the “Loan Agreement”), dated as of the date hereof, between Lender and Supertel Limited Partnership, a Virginia limited partnership (“Borrower”), pertaining to that certain loan (the “Loan”) secured by Borrower’s interest in certain land and improvements as described therein (the “Premises”).

B. Promissory Note, dated as of the date hereof, executed by Borrower and payable to Lender in the amount of $27,755,000.00, evidencing the Loan (the “Term Note”);

C. Promissory Note, dated as of the date hereof, executed by Borrower and payable to Lender in the amount of $8,540,000, evidencing the Bridge Loan (the “Bridge Note”, collectively with the Term Note, the “Note”);

D. Ten Mortgages, Assignment of Rents and Leases, Security Agreement and Fixture Filing and five Deeds to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing (collectively, the “Mortgage”), dated as of the date hereof, executed by Borrower for the benefit of Lender, providing a lien upon and security interest in the Premises as security for the Note;

E. Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower for the benefit of Lender;

F. Any other document, agreement, instrument or certificate contemplated by any of the foregoing agreements, or any other documents, agreements, instruments or certificates now or hereafter entered into between Lender and Borrower with respect to the Loan; and

G. Any amendment of the foregoing documents, agreements, instruments or certificates now or hereafter entered into between Lender and Borrower.

2. The Guarantor also unconditionally guarantees the truthfulness and accuracy of all representations, warranties and certifications of Borrower, the satisfaction of all conditions by Borrower and the full and timely performance of all obligations to be performed by Borrower, under or pursuant to the Documents (the matters which are guaranteed pursuant to Sections 1 and 2 are hereinafter collectively referred to as the “Obligations”). This Guaranty shall terminate and be of no further force and effect (the “Termination”), upon Guarantors’ request, at any time following the payment in full of the Bridge Note; provided, however, the Termination shall be conditioned upon no Event of Default (as defined in the Loan Agreement) having occurred, nor any event having occurred which with the delivery of notice or the passage of time, would result in an Event of Default. The obligations of the Guarantor under this Guaranty are primary, joint and several and independent of the obligations of any and every other Guarantor or of Borrower, and a separate action or actions may be brought and executed against any one or more of the Guarantors, whether or not such action is brought against Borrower or any other Guarantor and whether or not Borrower or any other Guarantor be joined in such action or actions.

3. This is an absolute and unconditional guaranty of payment and performance and not of collection and the Guarantor unconditionally (a) waives any requirement that Lender first make demand upon, or seek to enforce or exhaust remedies against, Borrower or any other person or entity or any of the collateral or property of Borrower or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, such Guarantor; (b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. §§ 12-1641 and §§ 12-1642 et seq., 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(f), or any other Arizona statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor’s agreements in this Guaranty, to limit Guarantor’s liability under, or the enforcement of, this Guaranty; (c) waives the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for the payment of the Obligations, after any foreclosure or trustee’s sale of any collateral securing payment of the Obligations, including without limitation, the benefits, if any, of Ariz. Rev. Stat. §§ 33-814; (d) covenants that this Guaranty will not be discharged, unless otherwise provided herein, until all of the Obligations are fully satisfied; and (e) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Borrower or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

4. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by the Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, the Guarantor: (a) the waiver by Lender of the observance or performance by Borrower or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver; (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Documents; (c) the modification or amendment (whether material or otherwise) of any of the obligations of Borrower under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein); (e) any failure, omission, delay or lack on the part of Lender to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on Lender in any of the Documents or any action on the part of Lender granting indulgence or extension in any form; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Borrower under all or any of the Documents; (g) the release or discharge of Borrower from the performance or observance of any obligation, undertaking or condition to be performed by Borrower under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Lender or any other person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Lender which results in any impairment or destruction of any subrogation, indemnity, reimbursement or contribution rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the state in which the Premises is located or any other jurisdiction; and (k) the termination or renewal of any of the Obligations or any other provision thereof.

5. The Guarantor represents and warrants to Lender that: (a) neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance would result in a material adverse change in the financial condition of Guarantor; (b) no further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor’s compliance with the terms and provisions of this Guaranty; (c) this Guaranty is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and subject to general principles of equity; (d) Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation, partnership, limited liability company or other form of entity, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor; (e) Guarantor is not a “foreign individual,” “foreign corporation,” “foreign partnership,” “foreign limited liability company,” “foreign trust,” or “foreign estate,” as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder; Guarantor’s Social Security Number or Federal Tax Identification Number is accurately set forth herein next to the signature of Guarantor; (f) Guarantor has delivered to Lender either audited financial statements or, if Guarantor does not have audited financial statements, certified financial statements; such financial statements and other information relating to Guarantor heretofore delivered to Lender are true, correct and complete in all material respects as of the date of this Guaranty; Guarantor understands that Lender is relying upon such information, and Guarantor represents that such reliance is reasonable; and the financial statements of Guarantor delivered by Borrower to Lender pursuant to the Loan Agreement have been prepared in accordance with generally accepted accounting principles (except as otherwise noted) consistently applied and accurately reflect, as of the date thereof, the financial condition of Guarantor; (f) during the term of this Guaranty, Guarantor will not transfer or dispose of any material part of its assets except in the ordinary course of business for full and fair consideration and reasonably equivalent value; furthermore, Guarantor will furnish Lender annually, within ninety (90) days after the close of each calendar year, a financial statement consisting of a balance sheet and such other financial information as Lender may reasonably request; and (g) the Documents are conclusively presumed to have been signed in reliance on this Guaranty and the assumption by the Guarantor of its obligations under this Guaranty results in direct financial benefit to Guarantor.

6. This Guaranty shall commence upon execution and delivery of any of the Documents and shall continue in full force and effect until the earlier of Termination and when all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of reborrowing or extension by Borrower, and Lender gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any person whomsoever, including but not limited to Borrower, Borrower as a debtor-in-possession or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. This Guaranty shall remain in full force and effect and continue to be effective in the event that (i) any petition is filed by or against Borrower or Guarantor for liquidation or reorganization, including, without limitation, under Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq. (the “Code”), (ii) Borrower or Guarantor becomes insolvent or makes an assignment for the benefit of creditors or (iii) a receiver or trustee is appointed for all or any significant part of Borrower’s or Guarantor’s assets. This Guaranty shall continue to be effective or be reinstated, as applicable, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid to Lender and not so rescinded, reduced, restored or returned.

7. Guarantor shall neither have any right of subrogation, indemnity or reimbursement nor hold any other claim against Borrower, and does hereby release Borrower from any and all claims by such Guarantor now or hereafter arising against Borrower. Furthermore, the Guarantor hereby unconditionally and irrevocably waives (a) any right to participate in any security now or hereafter held by

Lender or in any claim or remedy of Lender or any other person against Borrower with respect to the Obligations, (b) any statute of limitations affecting Guarantor’s liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty and (d) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever.

8. Notwithstanding the preceding Section 7, in the event that Guarantor shall have any claims against Borrower, any indebtedness of Borrower now or hereafter held by any or all Guarantor is hereby subordinated to the indebtedness of Borrower to Lender. Any such indebtedness of Borrower to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

9. It is not necessary for Lender to inquire into the powers of Borrower or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the Obligations in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Borrower.

10. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (i) all of Lender’s reasonable attorneys’ fees and other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty and (ii) interest (including postpetition interest to the extent a petition is filed by or against Borrower under the Code) at the Default Rate (as defined in the Note) on any Obligations not paid when due. Guarantor hereby agrees to indemnify and hold harmless Lender for, from and against any loss, cause of action, claim, cost, expense or fee, including but not limited to reasonable attorney’s fees and court costs, suffered or occasioned by (1) the failure of Borrower to satisfy its obligations under the Documents, or (2) any disclosures of information, financial or otherwise, (x) made by Lender or Lender’s employees, officers, agents and designees to any third party as contemplated by the Loan Agreement, or (y) obtained from any credit reporting agency with respect to Guarantor, Borrower, any other guarantor of the Loan, any Affiliate (as defined in the Loan Agreement) of Borrower, any of the other Borrower Parties (as defined in the Loan Agreement) or any operator or lessee of the Premises. The agreement to indemnify Lender contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty. All moneys available to Lender for application in payment or reduction of the liabilities of Borrower under the Documents may be applied by Lender to the payment or reduction of such liabilities of Borrower, in such manner, in such amounts and at such time or times as Lender may elect.

11. All notices, demands, requests, consents, approvals or other instruments required or permitted to be given pursuant to this Guaranty shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day (as defined in the Loan Agreement), if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the Guarantor at the address (or facsimile number, as applicable) specified on the signature page of this Guaranty and to Lender at the following address (or facsimile number, as applicable): 8377 East Hartford Drive, Suite 200, Scottsdale, AZ 85255, Attention: Collateral Management, Telephone: (480) 585-4500, Facsimile: (480) 585-2225, or to such other address or such other person as either Guarantor or Lender may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

12. This Guaranty is delivered in the State of Arizona, and it is the intent of Guarantor and Lender that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Arizona and consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Guarantor waives and agrees not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which the Premises is located or where Guarantor resides and maintains its chief executive office, as applicable, to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under the Documents.

13. (a) The Guarantor intends that the business relationship created between Borrower and Lender by the Loan Agreement, the Note, the Mortgage and the other Documents is solely that of creditor and Borrower and has been entered into by such parties in reliance upon the economic and legal bargains contained in the Documents. Furthermore, Guarantor shall support the intent of Guarantor, Borrower and Lender that the Loan, the Note and the Mortgage do not create a joint venture, partnership, trust, trust agreement or the like, if, and to the extent that, any challenge occurs, and Guarantor shall not assert that the Loan, the Note or the Mortgage creates a joint venture, partnership, trust, trust agreement or the like. Guarantor acknowledges that Lender did not prepare or assist in the preparation of any of the projected financial figures used by Borrower in analyzing the economic viability and feasibility of the transactions contemplated by the Loan Agreement. Furthermore, Guarantor acknowledges that Borrower has not relied upon, nor may it hereafter rely upon, the analysis undertaken by Lender in determining the amount of the Loan and that such analysis will not be made available to Borrower.

(b) Guarantor shall provide to Lender and its representatives any and all information they may reasonably request from time to time regarding any depository, loan or other credit account of Guarantor and the affairs and financial condition of Guarantor. Guarantor also authorizes Lender and its representatives to obtain business credit reports and asset reports with respect to Guarantor and to answer questions about its credit experience with Guarantor. All of the information which Lender or its representatives obtain from time to time in accordance with the foregoing authorization, together with any and all other information which Lender or its representatives now possess or in the future may acquire with respect to Guarantor is referred to collectively as the “Guarantor Information.” Guarantor authorizes Lender to disclose the Guarantor Information to Lender’s Affiliates (as defined in the Loan Agreement) and professional advisors and consultants; and to any proposed transferee, purchaser, assignee, servicer, participant, investor, or ratings agency, with respect to any proposed Lender Transfer (as hereinafter defined). Guarantor will indemnify, defend, and hold Lender and each of the other Indemnified Parties (as defined in the Loan Agreement) harmless for, from and against, any and all Losses (as hereinafter defined), other than Excluded Losses (as hereinafter defined), incurred by Lender in connection with any such disclosures. For the purposes of this section, the following terms shall be defined as indicated:

“Excluded Losses” means Losses suffered by an Indemnified Party to the extent directly arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lender’s interest in the Collateral or Lender’s failure to act in respect of matters which are or were the obligation of Borrower.

“Lender Transfer” means all assignments, sales, or transfers in whole or in part of Lender’s interests in the Note, the Loan, or any of its rights under any of the Loan Documents, including servicing rights, whether as part of a securitization transaction or by participation, assignment, sale or other transfer.

“Losses” means all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, and damages of whatever kind or nature (including reasonable attorneys’ fees, court costs and other costs of defense).

14. All of Lender’s rights and remedies under the Documents and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others. If under applicable law, Lender proceeds to realize benefits under any Document granting Lender a lien upon any collateral pledged under such Document, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrower or any pledgor, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Lender and waive any claim upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower or any pledgor shall not impair the Guarantor’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private or public sale permitted by law or under the Document, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

15. This Guaranty is solely for the benefit of Lender, its successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Borrower. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Lender, hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and its successors and assigns. No sales, participations, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lender or its successors and assigns hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligations under this Guaranty.

16. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. The Guarantor agrees to take such action and to sign such other documents as may be appropriate to carry out the intent of this Guaranty. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.

17. LENDER, BY ACCEPTING THIS GUARANTY, AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LENDER OR THE GUARANTOR AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF LENDER, BORROWER OR THE GUARANTOR, BORROWER’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY LENDER AND THE GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS GUARANTY. FURTHERMORE, THE GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY THE GUARANTOR AGAINST THE

OTHER OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE LENDER AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

18. Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred hereby without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of Lender hereunder.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty effective as of the date set forth in the introductory paragraph of this Guaranty.

GUARANTOR:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By	/s/ Donavon A. Heimes
Donavon A. Heimes, Chief Financial Officer, Treasurer and Corporate Secretary

Send Notices to Attn: Donavon A. Heimes
309 North 5th Street, PO Box 1448
Norfolk, Nebraska 68701
Facsimile: (402) 371-4229

8